Exhibit 99.1

NEWS RELEASE

Contacts:

Cindy Resman	Jeff Warren
Public Relations	Investor Relations
+1-763-505-0291	+1-763-505-2696

MEDTRONIC ANNOUNCES PRELIMINARY FOURTH QUARTER AND
FISCAL YEAR 2015 REVENUE RESULTS

•	Preliminary Q4 Worldwide Revenue of Approximately $7.3 Billion Grew 7% on a Comparable, Constant Currency Basis; 60% as Reported

•	Preliminary Q4 U.S. Revenue of Approximately $4.1 Billion Grew 8% on a Comparable Basis; 67% as Reported

•	Preliminary FY15 GAAP Revenue of Approximately $20.3 Billion Grew 19% as Reported, or 6% on a Comparable, Constant Currency Basis

•	Company Tightens Fourth Quarter Adjusted EPS Expectations

DUBLIN - May 19, 2015 - Medtronic plc (NYSE: MDT) today announced its preliminary revenue results for the fourth quarter and fiscal year 2015, which ended April 24, 2015. As this is the first quarter where the company is reporting results that include its recent acquisition of Covidien, full financial results are expected to be reported on June 2, 2015, two weeks later than the company’s normal reporting date.

Unless otherwise noted, all comparisons and growth rates in this press release are stated on a comparable, constant currency basis, which includes Covidien plc in the prior year comparison and aligns Covidien’s prior year monthly revenue to Medtronic’s fiscal quarters. Aligning historic Covidien revenue to Medtronic’s fiscal quarters is different than the pro forma revenue information previously included within certain SEC filings, which combined revenues from the closest historical reported quarters of both companies. Management believes that referring to comparable, constant currency growth rates is a more useful way to evaluate the underlying performance of Medtronic’s revenue. For additional revenue detail and the reconciliation of these revenue amounts and growth rates to the most directly comparable GAAP financial measures, please refer to the link at the end of this release.

The company announced preliminary fourth quarter worldwide revenue of approximately $7.302 billion, compared to $7.257 billion on a comparable basis in the fourth quarter of fiscal year 2014, an increase of 7 percent after adjusting for an approximately $482 million negative foreign currency impact. As reported, revenue increased 60 percent when compared to the $4.566 billion reported by Medtronic, Inc. in the fourth quarter of fiscal year 2014.

Fourth quarter U.S. revenue of approximately $4.055 billion increased 8 percent, or 67 percent as reported. Fourth quarter non-U.S. developed market revenue of approximately $2.320 billion increased 5 percent, or 48 percent as reported. Fourth quarter emerging market revenue of approximately $927 million increased 11 percent, or 62 percent as reported, and represented approximately 13 percent of company revenue.

As reported, Medtronic‘s fiscal year 2015 revenue of approximately $20.259 billion, increased 19 percent, or 6 percent on a comparable, constant currency basis.

“I am very encouraged by our strong preliminary fourth quarter revenue performance especially as it is the first quarter that reflects the combined results of Medtronic and Covidien,” said Omar Ishrak, Medtronic chairman and chief executive officer. “In addition to making solid progress on our integration of Covidien, these preliminary revenue results reflect disciplined execution across our three core strategies of therapy innovation, globalization, and economic value.”

Cardiac and Vascular Group
The Cardiac and Vascular Group (CVG) includes the Cardiac Rhythm & Heart Failure, Coronary & Structural Heart, and Aortic & Peripheral Vascular divisions. CVG had worldwide revenue in the quarter of approximately $2.596 billion, representing an increase of 10 percent on both a comparable, constant currency basis and as reported. CVG revenue performance was driven by strong balanced growth across all three divisions.

Fourth quarter CVG U.S. revenue of approximately $1.301 billion increased 15 percent, or 28 percent as reported. Fourth quarter CVG non-U.S. developed market revenue of approximately $903 million increased 5 percent, or decreased 7 percent as reported. Fourth quarter CVG emerging market revenue of approximately $392 million increased 11 percent, or 4 percent as reported.

Cardiac Rhythm & Heart Failure (CRHF) revenue of approximately $1.398 billion grew 11 percent, or 4 percent as reported.  CRHF performance this quarter was driven by low-teens growth in Low Power, mid-single digit growth in High Power and strong growth of over 30 percent in AF Solutions. Geographically, the CRHF division benefitted from mid-teens growth in the U.S. and Japan. Low Power results were driven by the continued ongoing acceptance of the Reveal LINQTM insertable cardiac monitor and solid performance in the U.S. Pacing business, which grew in the upper-single digits. High Power results were driven by mid-single digit growth in the U.S. and double-digit growth in Japan. The VivaTM XT CRT-D with its AdaptivCRT® algorithm and Attain® PerformaTM Quadripolar Lead continue to show strong market acceptance. AF Solutions results were driven by continued robust growth of our Arctic Front Advance® CryoAblation System.

Coronary & Structural Heart (CSH) revenue of approximately $792 million increased 9 percent, or 1 percent as reported. CSH performance was driven by upper-teens growth in Structural Heart and low-single digit growth in Coronary. Structural Heart grew in the upper-teens globally and approximately 30 percent in the U.S. driven by Transcatheter Valves, which grew approximately 50 percent globally based on the ongoing success of CoreValve® in the U.S., and the launch of the CoreValve® EvolutTM R recapturable system in international markets. Coronary benefitted from mid-single digit Drug Eluting Stent (DES) growth driven by the recent launch of Resolute OnyxTM in Europe and the continued acceptance of Resolute Integrity® DES in the U.S. The business also had low-double digit growth in balloons as a result of the recent launch of the company’s differentiated EuphoraTM SC balloon dilatation catheter.

Aortic & Peripheral Vascular (APV) revenue of approximately $406 million increased 9 percent, or 69 percent as reported. APV performance was driven by very strong mid-teens growth in the Peripheral business, which is comprised of the legacy Medtronic peripheral business and a portion of the legacy Covidien Peripheral business, and low-single digit growth in Aortic. Growth in the Peripheral business was driven by the IN.PACT® Admiral® drug-coated balloon, which was launched at the beginning of the fiscal fourth quarter. The company estimates it now has the leading position in the U.S. Drug Coated Balloon market. This leadership position was attained without the benefit of having a full quarter of a combined Medtronic and legacy Covidien peripheral salesforce. Peripheral was also driven by strong double-digit growth in Chronic Venous Insufficiency (CVI) reflecting the continued acceptance of ClosureFastTM in Japan.

Minimally Invasive Therapies Group
The Minimally Invasive Therapies Group (MITG), formerly referred to as the Covidien Group following completion of the Covidien acquisition, includes both the Surgical Solutions division and the Patient Monitoring & Recovery division, formerly referred to as Medical Care Solutions by Covidien prior to the acquisition. The group had worldwide sales in the quarter of approximately $2.385 billion, representing an increase of 6 percent. Incremental revenue from acquisitions contributed just over 1 percent to consolidated growth. MITG revenue performance was driven by strong double-digit growth in Surgical Solutions and low-single digit growth in Patient Monitoring & Recovery.

Fourth quarter MITG revenue in the U.S. of approximately $1.228 billion increased 6 percent. Fourth quarter MITG non-U.S. developed market revenue of approximately $852 million increased 4 percent. Fourth quarter MITG emerging market revenue of approximately $305 million increased 11 percent.

Surgical Solutions revenue of approximately $1.293 billion increased 10 percent. Surgical Solutions performance this quarter was driven by high-single digit growth in Advanced Surgical and low-single digit growth in General Surgical. Advanced Surgical results were driven by balanced low-double digit growth in both Stapling and Energy coupled with growth of over 40 percent in Early Technologies, which benefitted significantly from acquisitions. Stapling growth reflected continued strong market adoption in the U.S. of new product introductions including the Endo GIATM Reinforced Reload. Energy results were driven by continued robust procedural growth in Vessel Sealing. Early Technologies results included strong growth across all three product lines: GI Solutions, Advanced Ablation, and Interventional Lung Solutions.

Patient Monitoring & Recovery (PMR) revenue of approximately $1.092 billion increased 2 percent.  Patient Monitoring grew in the mid-single digits, and both Airway & Ventilation and Nursing Care grew in the low-single digits, offsetting low-single digit declines in Patient Care. The strong U.S. flu season drove pulse oximetry sales.

Restorative Therapies Group
The Restorative Therapies Group (RTG) includes the Spine, Neuromodulation, Surgical Technologies, and Neurovascular divisions. The group had worldwide revenue in the quarter of approximately $1.854 billion, representing an increase of 5 percent, or 7 percent as reported.  Group revenue performance was driven by growth in Surgical Technologies, Neuromodulation, and Neurovascular, partially offset by declines in Spine.

Fourth quarter RTG U.S. revenue of approximately $1.233 billion increased 4 percent, or 8 percent as reported. Fourth quarter RTG non-U.S. developed market revenue of approximately $426 million increased 4 percent, or declined 4 percent as reported. Fourth quarter RTG emerging market revenue of approximately $195 million increased 12 percent, or 25 percent as reported.

Spine revenue of approximately $743 million declined 2 percent, or 5 percent as reported.  Core Spine and Interventional revenue both declined in the low-single digits, offsetting low-single digit growth in Bone Morphogenetic Protein (BMP). The Core Spine business is focused on differentiating itself from the competition over the long-term through its leading technology and procedural innovation, enhanced by its Surgical Synergy™ program of enabling technologies, including imaging, navigation, and powered surgical instruments.

Neuromodulation revenue of approximately $518 million grew 6 percent, or 1 percent as reported.  Neuromodulation performance was driven by mid-teens growth in Gastro/Uro and double-digit growth in Deep Brain Stimulation (DBS). Pain Stim was flat in the quarter, in-line with the market. Geographically, the Neuromodulation business benefitted from strong growth of over 30 percent in emerging markets, low-single digit growth in the U.S., and mid-single digit growth in Europe.

Surgical Technologies revenue of approximately $461 million grew 9 percent, or 5 percent as reported.  Surgical Technologies’ performance was driven by solid, balanced growth across all three businesses. Neurosurgery grew in the mid-single digits reflecting record worldwide O-arm® surgical imaging unit sales, continued strength in StealthStation® navigation service revenue, and the contribution of Visualase® MRI-guided laser ablation. ENT low-double digit growth reflected continued strong StraightShot® M5 Microdebrider and NuVent™ sinus balloon penetration offset partially by a divestiture in the Surgical Technolgies division, which occurred in the third quarter of fiscal year 2015. Advanced Energy grew in the upper-teens driven by the continued adoption of PEAK PlasmaBlade®. Geographically, the business had low-teens growth in the U.S. on the strength of new products.

Neurovascular revenue of approximately $132 million increased 23 percent. The business, formerly part of legacy Covidien, posted strong double-digit growth across coils, stents, flow diversion, and access product lines. Robust growth in neurovascular stents was driven by the SolitaireTM FR revascularization device following the publication of several positive clinical studies in the New England Journal of Medicine, including SWIFT PRIME. Flow diversion growth benefitted from the third quarter U.S. launch of the PipelineTM Flex embolization device.

Diabetes Group
The Diabetes Group includes the Intensive Insulin Management, Non-Intensive Diabetes Therapies, and Diabetes Services & Solutions divisions. The group had worldwide revenue in the quarter of approximately $467 million, representing an increase of 8 percent, or 2 percent as reported.

Fourth quarter Diabetes U.S. revenue of approximately $293 million increased 8 percent on both a comparable, constant currency basis and as reported. Fourth quarter Diabetes non-U.S. developed market revenue of approximately $139 million increased 8 percent, or decreased 9 percent as reported. Fourth quarter Diabetes emerging market revenue of approximately $35 million increased 5 percent, or decreased 5 percent as reported.

Diabetes Group revenue in the quarter was driven by continued strong adoption in the U.S. of the MiniMed® 530G System with Enlite® CGM sensor and its proprietary Threshold Suspend technology. Growth was also driven by the continued international launch of the next-generation MiniMed® 640G System with a new insulin pump design, user interface, the Enhanced Enlite® CGM sensor and SmartGuardTM technology, a proprietary algorithm that can automatically suspend insulin delivery when sensor glucose levels are predicted to approach a low limit and resume insulin delivery once sensor glucose levels recover. The Intensive Insulin Management division continued to progress toward the development of an artificial pancreas system, with a minority investment in, and licensing of the DreaMed algorithm for a next generation closed loop system. The group continues to grow its Diabetes Services & Solutions division as evidenced by the recently announced partnership with IBM Watson Health and its minority investment in Glooko. The recent Diabeter acquisition also marks an important first move into the diabetes integrated care service space in the pediatric Type 1 population.

Fourth Quarter Earnings Expectations and Fiscal Year 2016 Perspective
Based on preliminary revenue and operating results, the company today updated its expectation that fourth quarter adjusted cash earnings per share would be at the upper half of the previously communicated range of $1.08 to $1.13. However, it is important to note that adjusted cash earnings per share for the fourth quarter exclude a number of significant charges, including, but not limited to, amortization of intangible assets, net restructuring charges, acquisition related items, the impact of inventory purchase price step-up, and certain tax adjustments.

“As we look ahead to fiscal year 2016, we feel increasingly confident about our business outlook on an operational basis.” said Gary Ellis, Medtronic executive vice president and chief financial officer. “However, foreign exchange continues to represent a significant headwind to many multinational companies, including Medtronic. While recently the U.S. dollar has weakened, it is important to note that the foreign exchange rates in our fourth quarter were below the rates assumed in the outlook we forecasted on our third quarter earnings call in February.”

Webcast Information
Medtronic will report its fourth quarter and full-year financial results on Tuesday, June 2, 2015, and intends to provide its initial fiscal year 2016 EPS guidance and revenue outlook at that time. A news release will be issued at approximately 6:15 a.m. Central Daylight Time and will be available at newsroom.medtronic.com. Medtronic will host a webcast at 7:00 a.m. Central Daylight Time to provide information about its businesses for the public, analysts, and news media.  The webcast can be accessed by clicking on the Investors link on the Medtronic website at www.medtronic.com/newsroom on June 2, 2015. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Investor Events link through the Investors section of the Medtronic website.

Revenue Schedules
To view the preliminary fourth quarter and fiscal year revenue schedules, click here or visit www.medtronic.com/newsroom.

About Medtronic
Medtronic plc, headquartered in Dublin, Ireland, is the global leader in medical technology - alleviating pain, restoring health, and extending life for millions of people around the world.

This press release contains forward-looking statements related to product growth drivers, market position, strategies for growth, and Medtronic’s future results of operations, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in Medtronic’s periodic reports on file with the U.S. Securities and Exchange Commission (the “SEC”). Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release. Certain information in this press release includes calculations or figures that have been prepared internally and have not been reviewed or audited by our independent registered public accounting firm, including but not limited to, certain information in the financial schedules accompanying this press release. Use of different methods for preparing, calculating or presenting information may lead to differences and such differences may be material.
The financial results presented in this news release are preliminary and may change. This preliminary financial information has been prepared by management, and the company’s independent accountants have not completed their audit or review of such financial information. There can be no assurance that the company’s actual results for the periods presented herein will not differ from the preliminary financial data presented herein and such changes could be material. This preliminary financial data should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future periods.
Unless otherwise noted, all revenue amounts given in this news release are on a GAAP basis, and all comparisons and growth rates made in this news release are stated on a “comparable, constant currency basis” and not an as reported basis. References to quarterly figures increasing or decreasing are in comparison to the fourth quarter of fiscal year 2014. References to annual figures increasing or decreasing are in comparison to fiscal year 2014.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including revenue on a comparable, constant currency basis and comparable, constant currency growth rates which are considered “non-GAAP” financial measures under applicable SEC rules and regulations.
These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles (GAAP). The company’s definition of these non-GAAP measures may not be the same or similar to measures presented by other companies.
Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of aligning historical Covidien revenues to Medtronic’s fiscal calendar and excluding specified items that can be highly variable or difficult to predict. The company generally uses these non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Management believes that the resulting non-GAAP financial measures provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations and is useful for period over period comparisons of such operations. These non-GAAP financial measures reflect an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Medtronic’s business.
Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company’s reported results of operations, management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

View FY15 Fourth Quarter Preliminary Revenue Schedules

MEDTRONIC PLC
WORLD WIDE REVENUE
(Unaudited)

	MEDTRONIC FOURTH QUARTER AS REPORTED			FOURTH QUARTER COMPARABLE HISTORICAL REVENUE(6)				MEDTRONIC FISCAL YEAR AS REPORTED			FISCAL YEAR COMPARABLE HISTORICAL REVENUE(6)
($ millions)	FY15 Q4	FY14 Q4	Reported Growth	FY15 Q4(2)	FY14 Q4(3)	Currency Impact on Growth	Comparable Constant Currency Growth(1)	FY15 Total	FY14 Total	Reported Growth	FY15 Total(4)	FY14 Total(5)	Currency Impact on Growth	Comparable Constant Currency Growth(1)
Cardiac & Vascular Group	$2,596	$2,369	10%	$2,596	$2,528	$(193)	10%	$9,361	$8,847	6%	$9,854	$9,481	$(299)	7%
Cardiac Rhythm & Heart Failure	1,398	1,346	4	1,398	1,346	(100)	11	5,245	4,996	5	5,245	4,996	(154)	8
Coronary & Structural Heart	792	783	1	792	783	(65)	9	3,038	2,956	3	3,038	2,956	(101)	6
Aortic & Peripheral Vascular	406	240	69	406	399	(28)	9	1,078	895	20	1,571	1,529	(44)	6

Minimally Invasive Therapies Group	2,385	—	NC	2,385	2,418	(177)	6	2,385	—	NC	9,538	9,331	(321)	6
Surgical Solutions	1,293	—	NC	1,293	1,282	(115)	10	1,293	—	NC	5,188	4,915	(204)	10
Patient Monitoring & Recovery	1,092	—	NC	1,092	1,136	(62)	2	1,092	—	NC	4,350	4,416	(117)	1

Restorative Therapies Group	1,854	1,737	7	1,854	1,851	(83)	5	6,751	6,501	4	7,086	6,943	(131)	4
Spine	743	786	(5)	743	786	(30)	(2)	2,971	3,041	(2)	2,971	3,041	(52)	(1)
Neuromodulation	518	513	1	518	513	(27)	6	1,977	1,898	4	1,977	1,898	(38)	6
Surgical Technologies	461	438	5	461	438	(18)	9	1,671	1,562	7	1,671	1,562	(29)	9
Neurovascular	132	—	NC	132	114	(8)	23	132	—	NC	467	442	(12)	8

Diabetes Group	467	460	2	467	460	(29)	8	1,762	1,657	6	1,762	1,657	(43)	9

TOTAL	$7,302	$4,566	60%	$7,302	$7,257	$(482)	7%	$20,259	$17,005	19%	$28,240	$27,412	$(794)	6%

NC - Not calculable

(1) Management believes that referring to comparable constant currency growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures on page 5 of this release.
(2) Medtronic plc revenue for the three months ended April 24, 2015.
(3) Includes Medtronic and Covidien revenue for the three months ended April 25, 2014.
(4) Includes Medtronic and Covidien revenue for the twelve months ended April 24, 2015.
(5) Includes Medtronic and Covidien revenue for the twelve months ended April 25, 2014.
(6) Prepared by aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarters.

MEDTRONIC PLC
U.S. REVENUE
(Unaudited)

	MEDTRONIC FOURTH QUARTER AS REPORTED			FOURTH QUARTER COMPARABLE HISTORICAL REVENUE(6)			MEDTRONIC FISCAL YEAR AS REPORTED			FISCAL YEAR COMPARABLE HISTORICAL REVENUE(6)
($ millions)	FY15 Q4	FY14 Q4	Reported Growth	FY15 Q4(2)	FY14 Q4(3)	Comparable Growth(1)	FY15 Total	FY14 Total	Reported Growth	FY15 Total(4)	FY14 Total(5)	Comparable Growth(1)
Cardiac & Vascular Group	$1,301	$1,020	28%	$1,301	$1,136	15%	$4,435	$3,877	14%	$4,803	$4,356	10%
Cardiac Rhythm & Heart Failure	761	666	14	761	666	14	2,799	2,552	10	2,799	2,552	10
Coronary & Structural Heart	314	267	18	314	267	18	1,160	993	17	1,160	993	17
Aortic & Peripheral Vascular	226	87	160	226	203	11	476	332	43	844	811	4

Minimally Invasive Therapies Group	1,228	—	NC	1,228	1,157	6	1,228	—	NC	4,802	4,566	5
Surgical Solutions	539	—	NC	539	481	12	539	—	NC	2,111	1,902	11
Patient Monitoring & Recovery	689	—	NC	689	676	2	689	—	NC	2,691	2,664	1

Restorative Therapies Group	1,233	1,139	8	1,233	1,188	4	4,569	4,389	4	4,715	4,578	3
Spine	516	535	(4)	516	535	(4)	2,061	2,106	(2)	2,061	2,106	(2)
Neuromodulation	354	343	3	354	343	3	1,365	1,304	5	1,365	1,304	5
Surgical Technologies	297	261	14	297	261	14	1,077	979	10	1,077	979	10
Neurovascular	66	—	NC	66	49	35	66	—	NC	212	189	12

Diabetes Group	293	271	8	293	271	8	1,071	981	9	1,071	981	9

TOTAL	$4,055	$2,430	67%	$4,055	$3,752	8%	$11,303	$9,247	22%	$15,391	$14,481	6%

NC - Not calculable

(1) Management believes that referring to comparable growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures on page 5 of this release.
(2) Medtronic plc revenue for the three months ended April 24, 2015.
(3) Includes Medtronic and Covidien revenue for the three months ended April 25, 2014.
(4) Includes Medtronic and Covidien revenue for the twelve months ended April 24, 2015.
(5) Includes Medtronic and Covidien revenue for the twelve months ended April 25, 2014.
(6) Prepared by aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarters.

MEDTRONIC PLC
WORLD WIDE REVENUE: GEOGRAPHIC
(Unaudited)

	MEDTRONIC FOURTH QUARTER AS REPORTED			FOURTH QUARTER COMPARABLE HISTORICAL REVENUE(6)				MEDTRONIC FISCAL YEAR AS REPORTED			FISCAL YEAR COMPARABLE HISTORICAL REVENUE(6)
($ millions)	FY15 Q4	FY14 Q4	Reported Growth	FY15 Q4(2)	FY14 Q4(3)	Currency Impact on Growth	Comparable Constant Currency Growth(1)	FY15 Total	FY14 Total	Reported Growth	FY15 Total(4)	FY14 Total(5)	Currency Impact on Growth	Comparable Constant Currency Growth(1)
U.S.	$1,301	$1,020	28%	$1,301	$1,136	$—	15%	$4,435	$3,877	14%	$4,803	$4,356	$—	10%
Non-U.S. Developed	903	971	(7)	903	1,005	(155)	5	3,412	3,540	(4)	3,506	3,658	(221)	2
Emerging Markets	392	378	4	392	387	(38)	11	1,514	1,430	6	1,545	1,467	(78)	11
Cardiac & Vascular Group	2,596	2,369	10	2,596	2,528	(193)	10	9,361	8,847	6	9,854	9,481	(299)	7

U.S.	1,228	—	NC	1,228	1,157	—	6	1,228	—	NC	4,802	4,566	—	5
Non-U.S. Developed	852	—	NC	852	956	(143)	4	852	—	NC	3,484	3,579	(238)	4
Emerging Markets	305	—	NC	305	305	(34)	11	305	—	NC	1,252	1,186	(83)	13
Minimally Invasive Therapies Group	2,385	—	NC	2,385	2,418	(177)	6	2,385	—	NC	9,538	9,331	(321)	6

U.S.	1,233	1,139	8%	1,233	1,188	—	4	4,569	4,389	4	4,715	4,578	—	3
Non-U.S. Developed	426	442	(4)%	426	479	(72)	4	1,556	1,564	(1)	1,660	1,705	(109)	4
Emerging Markets	195	156	25%	195	184	(11)	12	626	548	14	711	660	(22)	11
Restorative Therapies Group	1,854	1,737	7%	1,854	1,851	(83)	5	6,751	6,501	4	7,086	6,943	(131)	4

U.S.	293	271	8	293	271	—	8	1,071	981	9	1,071	981	—	9
Non-U.S. Developed	139	152	(9)	139	152	(25)	8	548	548	—	548	548	(34)	6
Emerging Markets	35	37	(5)	35	37	(4)	5	143	128	12	143	128	(9)	19
Diabetes Group	467	460	2	467	460	(29)	8	1,762	1,657	6	1,762	1,657	(43)	9

U.S.	4,055	2,430	67%	4,055	3,752	—	8	11,303	9,247	22	15,391	14,481	—	6
Non-U.S. Developed	2,320	1,565	48	2,320	2,592	(395)	5	6,368	5,652	13	9,198	9,490	(602)	3
Emerging Markets	927	571	62	927	913	(87)	11	2,588	2,106	23	3,651	3,441	(192)	12
TOTAL	$7,302	$4,566	60%	$7,302	$7,257	$(482)	7%	$20,259	$17,005	19%	$28,240	$27,412	$(794)	6%

NC - Not calculable

(1) Management believes that referring to comparable constant currency growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures on page 5 of this release.
(2) Medtronic plc revenue for the three months ended April 24, 2015.
(3) Includes Medtronic and Covidien revenue for the three months ended April 25, 2014.
(4) Includes Medtronic and Covidien revenue for the twelve months ended April 24, 2015.
(5) Includes Medtronic and Covidien revenue for the twelve months ended April 25, 2014.
(6) Prepared by aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarters.

MEDTRONIC PLC
FOURTH QUARTER RECONCILIATION OF WORLD WIDE REPORTED GROWTH TO
WORLD WIDE COMPARABLE CONSTANT CURRENCY GROWTH (1)
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G = (A-B)/B	H	I=(A-F-H)/F
	Medtronic As Reported Three Months Ended April 24, 2015	Medtronic As Reported Three Months Ended April 25, 2014	Covidien As Reported Three Months Ended March 28, 2014	Q4 FY14 Pro Forma Historical Revenue	Non-GAAP Adjustment(2)	Q4 FY14 Comparable Historical Revenue	Q4 FY15 Reported Growth	Currency Impact on Growth	Comparable Constant Currency Growth(1)
Cardiac & Vascular Group	$2,596	$2,369	$151	$2,520	$8	$2,528	10%	$(193)	10%
Cardiac Rhythm & Heart Failure	1,398	1,346	—	1,346	—	1,346	4	(100)	11
Coronary & Structural Heart	792	783	—	783	—	783	1	(65)	9
Aortic & Peripheral Vascular	406	240	151	391	8	399	69	(28)	9

Minimally Invasive Therapies Group	2,385	—	2,336	2,336	82	2,418	NC	(177)	6
Surgical Solutions	1,293	—	1,213	1,213	69	1,282	NC	(115)	10
Patient Monitoring & Recovery	1,092	—	1,123	1,123	13	1,136	NC	(62)	2

Restorative Therapies Group	1,854	1,737	111	1,848	3	1,851	7	(83)	5
Spine	743	786	—	786	—	786	(5)	(30)	(2)
Neuromodulation	518	513	—	513	—	513	1	(27)	6
Surgical Technologies	461	438	—	438	—	438	5	(18)	9
Neurovascular	132	—	111	111	3	114	NC	(8)	23

Diabetes Group	467	460	—	460	—	460	2	(29)	8

TOTAL	$7,302	$4,566	$2,598	$7,164	$93	$7,257	60%	$(482)	7%

(1) Management believes that referring to comparable constant currency growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures on page 5 of this release.
(2) Represents the increase in Covidien revenue for the three months ended April 25, 2014 as compared to Covidien revenue for the three months ended March 28, 2014.

MEDTRONIC PLC
FISCAL YEAR RECONCILIATION OF WORLD WIDE REPORTED GROWTH TO
WORLD WIDE COMPARABLE CONSTANT CURRENCY GROWTH (1)
(Unaudited)
(in millions)

	A	B	C=A+B	D	E=C+D	F	G	H=F+G	I	J=H+I	K=(A-F)/F	L	M=(E-J-L)/J
	Medtronic As Reported Twelve Months Ended April 24, 2015	Covidien As Reported Nine Months Ended December 26, 2014	FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment(2)	FY15 Comparable Historical Revenue	Medtronic As Reported Twelve Months Ended April 25, 2014	Covidien As Reported Twelve Months Ended March 28, 2014	FY14 Pro Forma Historical Revenue	Non-GAAP Adjustment(3)	FY14 Comparable Historical Revenue	FY15 Reported Growth	Currency Impact on Growth	Comparable Constant Currency Growth(1)
Cardiac & Vascular Group	$9,361	$497	$9,858	$(4)	$9,854	$8,847	$633	$9,480	$1	$9,481	6%	$(299)	7%
Cardiac Rhythm & Heart Failure	5,245	—	5,245	—	5,245	4,996	—	4,996	—	4,996	5	(154)	8
Coronary & Structural Heart	3,038	—	3,038	—	3,038	2,956	—	2,956	—	2,956	3	(101)	6
Aortic & Peripheral Vascular	1,078	497	1,575	(4)	1,571	895	633	1,528	1	1,529	20	(44)	6

Minimally Invasive Therapies Group	2,385	7,261	9,646	(108)	9,538	—	9,301	9,301	30	9,331	NC	(321)	6
Surgical Solutions	1,293	3,952	5,245	(57)	5,188	—	4,889	4,889	26	4,915	NC	(204)	10
Patient Monitoring & Recovery	1,092	3,309	4,401	(51)	4,350	—	4,412	4,412	4	4,416	NC	(117)	1

Restorative Therapies Group	6,751	350	7,101	(15)	7,086	6,501	441	6,942	1	6,943	4	(131)	4
Spine	2,971	—	2,971	—	2,971	3,041	—	3,041	—	3,041	(2)	(52)	(1)
Neuromodulation	1,977	—	1,977	—	1,977	1,898	—	1,898	—	1,898	4	(38)	6
Surgical Technologies	1,671	—	1,671	—	1,671	1,562	—	1,562	—	1,562	7	(29)	9
Neurovascular	132	350	482	(15)	467	—	441	441	1	442	NC	(12)	8

Diabetes Group	1,762	—	1,762	—	1,762	1,657	—	1,657	—	1,657	6	(43)	9

TOTAL	$20,259	$8,108	$28,367	$(127)	$28,240	$17,005	$10,375	$27,380	$32	$27,412	19%	$(794)	6%

(1) Management believes that referring to comparable constant currency growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures on page 5 of this release.
(2) Represents the decrease in Covidien revenue for the nine months ended January 23, 2015 as compared to Covidien revenue for the nine months ended December 26, 2014.
(3) Represents the increase in Covidien revenue for the twelve months ended April 25, 2014 as compared to Covidien revenue for the twelve months ended March 28, 2014.

MEDTRONIC PLC
FOURTH QUARTER RECONCILIATION OF U.S. REPORTED GROWTH TO U.S. COMPARABLE GROWTH (1)
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G = (A-B)/B	H=(A-F)/F
	Medtronic As Reported Three Months Ended April 24, 2015	Medtronic As Reported Three Months Ended April 25, 2014	Covidien As Reported Three Months Ended March 28, 2014	Q4 FY14 Pro Forma Historical Revenue	Non-GAAP Adjustment(2)	Q4 FY14 Comparable Historical Revenue	Q4 FY15 Reported Growth	Comparable Growth(1)
Cardiac & Vascular Group	$1,301	$1,020	$110	$1,130	$6	$1,136	28%	15%
Cardiac Rhythm & Heart Failure	761	666	—	666	—	666	14	14
Coronary & Structural Heart	314	267	—	267	—	267	18	18
Aortic & Peripheral Vascular	226	87	110	197	6	203	160	11

Minimally Invasive Therapies Group	1,228	—	1,129	1,129	28	1,157	NC	6
Surgical Solutions	539	—	453	453	28	481	NC	12
Patient Monitoring & Recovery	689	—	676	676	—	676	NC	2

Restorative Therapies Group	1,233	1,139	48	1,187	1	1,188	8	4
Spine	516	535	—	535	—	535	(4)	(4)
Neuromodulation	354	343	—	343	—	343	3	3
Surgical Technologies	297	261	—	261	—	261	14	14
Neurovascular	66	—	48	48	1	49	NC	35

Diabetes Group	293	271	—	271	—	271	8	8

TOTAL	$4,055	$2,430	$1,287	$3,717	$35	$3,752	67%	8%

(1) Management believes that referring to comparable growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures on page 5 of this release.
(2) Represents the increase in Covidien revenue for the three months ended April 25, 2014 as compared to Covidien revenue for the three months ended March 28, 2014.

MEDTRONIC PLC
FISCAL YEAR RECONCILIATION OF U.S. REPORTED GROWTH TO U.S. COMPARABLE GROWTH (1)
(Unaudited)
(in millions)

	A	B	C=A+B	D	E=C+D	F	G	H=F+G	I	J=H+I	K=(A-F)/F	L=(E-J)/J
	Medtronic As Reported Twelve Months Ended April 24, 2015	Covidien As Reported Nine Months Ended December 26, 2014	FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment(2)	FY15 Comparable Historical Revenue	Medtronic As Reported Twelve Months Ended April 25, 2014	Covidien As Reported Twelve Months Ended March 28, 2014	FY14 Pro Forma Historical Revenue	Non-GAAP Adjustment(3)	FY14 Comparable Historical Revenue	FY15 Reported Growth	Comparable Growth(1)
Cardiac & Vascular Group	$4,435	$372	$4,807	$(4)	$4,803	$3,877	$477	$4,354	$2	$4,356	14%	10%
Cardiac Rhythm & Heart Failure	2,799	—	2,799	—	2,799	2,552	—	2,552	—	2,552	10	10
Coronary & Structural Heart	1,160	—	1,160	—	1,160	993	—	993	—	993	17	17
Aortic & Peripheral Vascular	476	372	848	(4)	844	332	477	809	2	811	43	4

Minimally Invasive Therapies Group	1,228	3,593	4,821	(19)	4,802	—	4,537	4,537	29	4,566	NC	5
Surgical Solutions	539	1,574	2,113	(2)	2,111	—	1,884	1,884	18	1,902	NC	11
Patient Monitoring & Recovery	689	2,019	2,708	(17)	2,691	—	2,653	2,653	11	2,664	NC	1

Restorative Therapies Group	4,569	158	4,727	(12)	4,715	4,389	187	4,576	2	4,578	4	3
Spine	2,061	—	2,061	—	2,061	2,106	—	2,106	—	2,106	(2)	(2)
Neuromodulation	1,365	—	1,365	—	1,365	1,304	—	1,304	—	1,304	5	5
Surgical Technologies	1,077	—	1,077	—	1,077	979	—	979	—	979	10	10
Neurovascular	66	158	224	(12)	212	—	187	187	2	189	NC	12

Diabetes Group	1,071	—	1,071	—	1,071	981	—	981	—	981	9	9

TOTAL	$11,303	$4,123	$15,426	$(35)	$15,391	$9,247	$5,201	$14,448	$33	$14,481	22%	6%

(1) Management believes that referring to comparable growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures on page 5 of this release.
(2) Represents the decrease in Covidien revenue for the nine months ended January 23, 2015 as compared to Covidien revenue for the nine months ended December 26, 2014.
(3) Represents the increase in Covidien revenue for the twelve months ended April 25, 2014 as compared to Covidien revenue for the twelve months ended March 28, 2014.

MEDTRONIC PLC
FOURTH QUARTER RECONCILIATION OF WORLD WIDE GEOGRAPHIC REPORTED GROWTH TO
WORLD WIDE GEOGRAPHIC COMPARABLE CONSTANT CURRENCY GROWTH (1)
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G = (A-B)/B	H	I=(A-F-H)/F
	Medtronic As Reported Three Months Ended April 24, 2015	Medtronic As Reported Three Months Ended April 25, 2014	Covidien As Reported Three Months Ended March 28, 2014	Q4 FY14 Pro Forma Historical Revenue	Non-GAAP Adjustment(2)	Q4 FY14 Comparable Historical Revenue	Q4 FY15 Reported Growth	Currency Impact on Growth	Comparable Constant Currency Growth(1)
U.S.	$1,301	$1,020	$110	$1,130	$6	$1,136	28%	$—	15%
Non-U.S. Developed	903	971	32	1,003	2	1,005	(7)	(155)	5
Emerging Markets	392	378	9	387	—	387	4	(38)	11
Cardiac & Vascular Group	2,596	2,369	151	2,520	8	2,528	10	(193)	10

U.S.	1,228	—	1,129	1,129	28	1,157	NC	—	6
Non-U.S. Developed	852	—	917	917	39	956	NC	(143)	4
Emerging Markets	305	—	290	290	15	305	NC	(34)	11
Minimally Invasive Therapies Group	2,385	—	2,336	2,336	82	2,418	NC	(177)	6

U.S.	1,233	1,139	48	1,187	1	1,188	8	—	4
Non-U.S. Developed	426	442	36	478	1	479	(4)	(72)	4
Emerging Markets	195	156	27	183	1	184	25	(11)	12
Restorative Therapies Group	1,854	1,737	111	1,848	3	1,851	7	(83)	5

U.S.	293	271	—	271	—	271	8	—	8
Non-U.S. Developed	139	152	—	152	—	152	(9)	(25)	8
Emerging Markets	35	37	—	37	—	37	(5)	(4)	5
Diabetes Group	467	460	—	460	—	460	2	(29)	8

U.S.	4,055	2,430	1,287	3,717	35	3,752	67%	—	8
Non-U.S. Developed	2,320	1,565	985	2,550	42	2,592	48	(395)	5
Emerging Markets	927	571	326	897	16	913	62	(87)	11
TOTAL	$7,302	$4,566	$2,598	$7,164	$93	$7,257	60%	$(482)	7%

(1) Management believes that referring to comparable constant currency growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures on page 5 of this release.
(2) Represents the increase in Covidien revenue for the three months ended April 25, 2014 as compared to Covidien revenue for the three months ended March 28, 2014.

MEDTRONIC PLC
FISCAL YEAR RECONCILIATION OF WORLD WIDE GEOGRAPHIC REPORTED GROWTH TO
WORLD WIDE GEOGRAPHIC COMPARABLE CONSTANT CURRENCY GROWTH (1)
(Unaudited)
(in millions)

	A	B	C=A+B	D	E=C+D	F	G	H=F+G	I	J=H+I	K=(A-F)/F	L	M=(E-J-L)/J
	Medtronic As Reported Twelve Months Ended April 24, 2015	Covidien As Reported Nine Months Ended December 26, 2014	FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment(2)	FY15 Comparable Historical Revenue	Medtronic As Reported Twelve Months Ended April 25, 2014	Covidien As Reported Twelve Months Ended March 28, 2014	FY14 Pro Forma Historical Revenue	Non-GAAP Adjustment(3)	FY14 Comparable Historical Revenue	FY15 Reported Growth	Currency Impact on Growth	Comparable Constant Currency Growth(1)
U.S.	$4,435	$372	$4,807	$(4)	$4,803	$3,877	$477	$4,354	$2	$4,356	14%	$—	10%
Non-U.S. Developed	3,412	94	3,506	—	3,506	3,540	117	3,657	1	3,658	(4)	(221)	2
Emerging Markets	1,514	31	1,545	—	1,545	1,430	39	1,469	(2)	1,467	6	(78)	11
Cardiac & Vascular Group	9,361	497	9,858	(4)	9,854	8,847	633	9,480	1	9,481	6	(299)	7

U.S.	1,228	3,593	4,821	(19)	4,802	—	4,537	4,537	29	4,566	NC	—	5
Non-U.S. Developed	852	2,696	3,548	(64)	3,484	—	3,583	3,583	(4)	3,579	NC	(238)	4
Emerging Markets	305	972	1,277	(25)	1,252	—	1,181	1,181	5	1,186	NC	(83)	13
Minimally Invasive Therapies Group	2,385	7,261	9,646	(108)	9,538	—	9,301	9,301	30	9,331	NC	(321)	6

U.S.	4,569	158	4,727	(12)	4,715	4,389	187	4,576	2	4,578	4	—	3
Non-U.S. Developed	1,556	106	1,662	(2)	1,660	1,564	142	1,706	(1)	1,705	(1)	(109)	4
Emerging Markets	626	86	712	(1)	711	548	112	660	—	660	14	(22)	11
Restorative Therapies Group	6,751	350	7,101	(15)	7,086	6,501	441	6,942	1	6,943	4	(131)	4

U.S.	1,071	—	1,071	—	1,071	981	—	981	—	981	9	—	9
Non-U.S. Developed	548	—	548	—	548	548	—	548	—	548	—	(34)	6
Emerging Markets	143	—	143	—	143	128	—	128	—	128	12	(9)	19
Diabetes Group	1,762	—	1,762	—	1,762	1,657	—	1,657	—	1,657	6	(43)	9

U.S.	11,303	4,123	15,426	(35)	15,391	9,247	5,201	14,448	33	14,481	22%	—	6
Non-U.S. Developed	6,368	2,896	9,264	(66)	9,198	5,652	3,842	9,494	(4)	9,490	13	(602)	3
Emerging Markets	2,588	1,089	3,677	(26)	3,651	2,106	1,332	3,438	3	3,441	23%	(192)	12
TOTAL	$20,259	$8,108	$28,367	$(127)	$28,240	$17,005	$10,375	$27,380	$32	$27,412	19%	$(794)	6%

(1) Management believes that referring to comparable constant currency growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures on page 5 of this release.
(2) Represents the decrease in Covidien revenue for the nine months ended January 23, 2015 as compared to Covidien revenue for the nine months ended December 26, 2014.
(3) Represents the increase (decrease) in Covidien revenue for the twelve months ended April 25, 2014 as compared to Covidien revenue for the twelve months ended March 28, 2014.